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                                                                   Exhibit 10.15

                         Instrument of Joinder to the
                            STOCKHOLDERS AGREEMENT
                                      of
                         Iron Age Holdings Corporation

     Reference is made to the Stockholders Agreement dated as of February 26, 1997, as amended and in effect from time to time (the "Stockholders Agreement") among Iron Age Holdings Corporation, a Delaware corporation formerly known as IA Holdings Corp. (the "Company"), its initial stockholders and the other persons from time to time parties thereto. Capitalized terms used and not otherwise defined in this instrument are used herein as defined in the Stockholders Agreement.

     WHEREAS, pursuant to a Securities Sale Agreement dated as of March 25, 1997 (the "SSA") by and between the Initial Fund Investor and American Home Assurance Company (the "New Mezzanine Investor"), the New Mezzanine Investor is to acquire, among other things, certain equity securities originally issued by the Company to the Initial Fund Investor pursuant to that certain Securities Purchase Agreement dated as of February 26, 1997, among the Company, Iron Age Corporation, as successor by merger to IAH Acquisition Corp., New York Life Insurance Company and the Initial Fund Investor; and

     WHEREAS, it is a condition of such sale that the New Mezzanine Investor become a Mezzanine Investor for purposes of the Stockholders Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned does hereby confirm, covenant, agree and declare that the New Mezzanine Investor will be bound by all of the terms and conditions of the Stockholders Agreement applicable thereunder to Mezzanine Investors and that all Shares and Options owned by the New Mezzanine Investor (including, without limitation, the Warrant, as defined in the SSA) will be subject to the provisions of the Stockholders Agreement applicable to Mezzanine Securities.

     This Instrument shall be governed by, and construed in accordance with, the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provisions or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
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     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed and delivered as of this March 25, 1997 by its officer thereunto duly authorized.


                              AMERICAN HOME ASSURANCE COMPANY


                              By:  /s/  David B. Pinkerton
                                 ----------------------------------
                                 Title: Vice President



Acknowledged:

Iron Age Holdings Corporation


By  /s/ Andrea Geisser
  ----------------------------
  Name:   Andrea Geisser
  Title:  Vice President

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